UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2015

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-08439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

781-302-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) amends the Current Report on Form 8-K of LoJack Corporation (the “Company”) filed on August 6, 2015, related to the appointment of Edward F. Davis to the Company’s Board of Directors (the “Board”). At the time of his appointment to the Board, no determination had been made regarding the committees of the Board on which Mr. Davis would serve. This Amendment is being filed to report Mr. Davis’ committee assignments.

On October 30, 2015, the Board of Directors increased the size of the Audit Committee of the Board of Directors from four to five members and Mr. Davis was appointed to the Audit Committee, to serve at the pleasure of the Board of Directors and until his successor is chosen and qualified. Also on October 30, 2015, the Board of Directors increased the size of the Nominating/Corporate Governance Committee of the Board of Directors from four to five members and Mr. Davis was appointed to the Nominating/Corporate Governance Committee, to serve at the pleasure of the Board of Directors and until his successor is chosen and qualified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date: November 2, 2015	By:	/s/ JOSÉ M. OXHOLM
José M. Oxholm
Senior Vice President and General Counsel